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                    IPALCO ENTERPRISES, INC.                EXHIBIT 11.1

                Computation of Per Share Earnings

      For the Years Ended December 31, 1997, 1996 and 1995
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YEAR ENDED DECEMBER 31, 1997:                                           Basic              Diluted
                                                                      ----------          ----------
Weighted average number of shares
        Average common shares outstanding at December 31, 1997        47,941,757          47,941,757
        Dilutive effect for stock options at December 31, 1997               -               285,583
                                                                      ----------          ----------
        Adjusted weighted average shares at December 31, 1997         47,941,757          48,227,340
                                                                      ==========          ==========

Net income to be used to compute
   diluted earnings per share                                             (Dollars in thousands)
       Income before cumulative effect of accounting change           $   95,699          $   95,699
       Cumulative effect of accounting change                             18,347              18,347
                                                                      ----------          ----------
    Net income                                                        $  114,046          $  114,046
                                                                      ==========          ==========

Income before cumulative effect of accounting change                  $     2.00          $     1.98
Cumulative effect of accounting change                                       .38                 .38
                                                                      ----------          ----------
Net income                                                            $     2.38          $     2.36
                                                                      ==========          ==========

YEAR ENDED DECEMBER 31, 1996:
                                                                        Basic              Diluted
                                                                      ----------          ----------
Weighted average number of shares
        Average common shares outstanding at December 31, 1996        56,924,411          56,924,411
        Dilutive effect for stock options at December 31, 1996               -               116,370
                                                                      ----------          ----------
        Adjusted weighted average shares at December 31, 1996         56,924,411          57,040,781
                                                                      ==========          ==========

Net income to be used to compute
   diluted earnings per share                                             (Dollars in thousands)
    Net Income                                                        $  114,275          $  114,275
                                                                      ==========          ==========

Net income                                                            $     2.01          $     2.00
                                                                      ==========          ==========

YEAR ENDED DECEMBER 31, 1995:
                                                                        Basic              Diluted
                                                                      ----------          ----------
Weighted average number of shares
        Average common shares outstanding at December 31, 1995        56,744,700          56,744,700
        Dilutive effect for stock options at December 31, 1995               -                86,853
                                                                      ----------          ----------
        Adjusted weighted average shares at December 31, 1995         56,744,700          56,831,553
                                                                      ==========          ==========

Net income to be used to compute
   diluted earnings per share                                            (Dollars in thousands)
    Net income                                                        $   98,778          $   98,778
                                                                      ==========          ==========

Net income                                                            $     1.74          $     1.74
                                                                      ==========          ==========
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